MEMORANDUM OF AGREEMENT

This Memorandum of Agreement is entered into as of this 1st day of April, 2004, between AIM Sector Funds (the “Trust”), on behalf of the funds listed on Exhibit “A” to this Memorandum of Agreement (the “Funds”), and A I M Advisors, Inc. (“AIM”).

For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM agree as follows:

The Trust and AIM agree until the date set forth on the attached Exhibit “A” that AIM will waive its fees or reimburse expenses to the extent that expenses (excluding interest, taxes, dividends on short sales, fund merger and reorganization expenses, extraordinary items, including other items designated as such by the Board of Trustees, and increases in expenses due to expense offset arrangements, if any) of a class of a Fund exceed the rate, on an annualized basis, set forth on Exhibit “A” of the average daily net assets allocable to such class. The Board of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the date set forth on Exhibit “A” only by mutual written consent. AIM will not have any right to reimbursement of any amount so waived or reimbursed.

The Trust and AIM agree to review the then-current waivers or expense limitations for each class of each Fund listed on Exhibit “A” on a date prior to the date listed on that Exhibit to determine whether such waivers or limitations should be amended, continued or terminated. Unless the Trust, by vote of its Board of Trustees, or AIM terminates the waivers or limitations, or the Trust and AIM are unable to reach an agreement on the amount of the waivers or limitations to which the Trust and AIM desire to be bound, the waivers or limitations will continue for additional one-year terms at the rate to which the Trust and AIM mutually agree. Exhibit “A” will be amended to reflect that rate and the new date through which the Trust and AIM agree to be bound.

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust’s Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust’s Agreement and Declaration of Trust.

IN WITNESS WHEREOF, the Trust and AIM have entered into this Memorandum of Agreement as of the date first above written.

AIM Sector Funds, on behalf of each Fund listed in Exhibit “A” to this Memorandum of Agreement

By:	Robert H. Graham
Title:	President

A I M Advisors, Inc.

By:	Mark H. Williamson
Title:	President

EXHIBIT “A”

AIM SECTOR FUNDS

FUND	EXPENSE LIMITATION	COMMITTED UNTIL
INVESCO Energy Fund
Class A	2.00%	March 31, 2005
Class B	2.65%	March 31, 2005
Class C	2.65%	March 31, 2005
Class K	2.10%	March 31, 2005
Investor Class	1.90%	March 31, 2005
INVESCO Financial Services Fund
Class A	2.00%	March 31, 2005
Class B	2.65%	March 31, 2005
Class C	2.65%	March 31, 2005
Class K	2.10%	March 31, 2005
Investor Class	1.90%	March 31, 2005
INVESCO Gold & Precious Metals Fund
Class A	2.00%	March 31, 2005
Class B	2.65%	March 31, 2005
Class C	2.65%	March 31, 2005
Investor Class	1.90%	March 31, 2005
INVESCO Health Sciences Fund
Class A	2.00%	March 31, 2005
Class B	2.65%	March 31, 2005
Class C	2.65%	March 31, 2005
Class K	2.10%	March 31, 2005
Investor Class	1.90%	March 31, 2005
INVESCO Leisure Fund
Class A	2.00%	March 31, 2005
Class B	2.65%	March 31, 2005
Class C	2.65%	March 31, 2005
Class K	2.10%	March 31, 2005
Investor Class	1.90%	March 31, 2005

FUND	EXPENSE LIMITATION	COMMITTED UNTIL
INVESCO Technology Fund
Class A	2.00%	March 31, 2005
Class B	2.65%	March 31, 2005
Class C	2.65%	March 31, 2005
Class K	2.10%*	March 31, 2005
Investor Class	1.90%*	March 31, 2005
INVESCO Utilities Fund
Class A	2.00%	March 31, 2005
Class B	2.65%	March 31, 2005
Class C	2.65%	March 31, 2005
Investor Class	1.90%	March 31, 2005

*	Due to previously established arrangements, A I M Advisors, Inc. has committed through November 23, 2004 to limit the expenses of Class K and Investor Class shares to 1.95% and 1.77%, respectively. The expense limitations noted above for Class K and Investor Class shares will commence effective November 24, 2004.

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